UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2016

APOLLO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37392	46-3837784
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

700 N. Brand Boulevard, Suite 1400, Glendale, CA 91203

(Address of principal executive offices) (zip code)

(818) 396-8050

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 14, 2016, Apollo Medical Holdings, Inc. (the “Company”) held its 2016 annual meeting of stockholders (the “Annual Meeting”). As of the record date of July 21, 2016, there were a total of 5,745,036 shares of common stock, 1,111,111 shares of Class A preferred stock and 555,555 shares of Class B preferred stock, or an aggregate 7,411,702 shares, issued and outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 3,409,306 shares of common stock, 1,111,111 shares of Class A preferred stock and 555,555 shares of Class B preferred stock, or an aggregate 5,075,972 shares, were present in person or by proxy, representing a quorum.

At the Annual Meeting, the Company’s stockholders: (i) elected each of the seven persons listed below under “Election of Directors” to serve as a director of the Company until the next annual meeting of stockholders; (ii) adopted the Company’s 2015 Equity Incentive Plan; (iii) approved a non-binding advisory resolution relating to executive compensation; and (iv) voted on a non-binding advisory proposal on the frequency of future advisory votes relating to executive compensation. The results of the voting at the Annual Meeting on each such matter are set forth below.

1.	Election of Directors:

Name	For	Withheld	Broker Non-Votes
Warren Hosseinion	5,075,972	0	0
Gary Augusta	5,075,972	0	0
Mark Fawcett	5,075,972	0	0
Thomas Lam	5,075,972	0	0
Suresh Nihalani	5,075,972	0	0
David Schmidt	5,075,972	0	0
Ted Schreck	5,075,972	0	0

2.	Adoption of the Company’s 2015 Equity Incentive Plan:

Votes For	5,075,072
Votes Against	900
Abstentions	0
Broker Non-Votes	0

3.	Approval of Executive Compensation (Non-Binding Advisory Resolution):

Votes For	5,075,072
Votes Against	900
Abstentions	0
Broker Non-Votes	0

4.	Frequency of Future Votes to Approve Executive Compensation (Non-Binding Advisory Vote):

1 Year	120,920
2 Years	1,500
3 Years	4,953,552
Abstentions	0

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Apollo Medical Holdings, Inc. 2015 Equity Incentive Plan (filed as Exhibit 10.59 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Date: September 16, 2016	By:	/s/ Warren Hosseinion
Warren Hosseinion President and Chief Executive Officer